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                                                                     Exhibit 3.5

                              CERTIFICATE OF MERGER
                       MERGING TEXAS NEVADA OIL & GAS CO.,
                              A TEXAS CORPORATION,
                                  WITH AND INTO
                         HOUSTON AMERICAN ENERGY CORP.,
                             A DELAWARE CORPORATION

     Pursuant to the provisions of Section 252(c) of the Delaware General Corporation Law, the undersigned corporation hereby certifies as follows:

     1. The name and state of incorporation of each of the constituent corporations are:

        (a)   Texas Nevada Oil & Gas Co.; and

        (b)   Houston American Energy Corp., a Delaware corporation.

     2. An Amended and Restated Plan and Agreement of Merger (the "Plan of Merger") has been approved, adopted, certified, executed and acknowledged by Texas Nevada Oil & Gas Co. and by Houston American Energy Corp., in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law.

     3. The name of the surviving corporation is Houston American Energy Corp.

     4. The Certificate of Incorporation of Houston American Energy Corp., in effect as of the effective date of the merger, shall be the Certificate of Incorporation of the surviving corporation.

     5. The surviving corporation is a corporation of the State of Delaware.

     6. The executed Plan of Merger is on file at 801 Travis Street, Suite 2020, Houston, Texas 77002, which is the principal place of business of the surviving corporation.

     7. A copy of the Plan of Merger will be furnished by Houston American Energy Corp. on written request and without cost, to any shareholder of Texas Nevada Oil & Gas Co. or to any stockholder of Houston American Energy Corp.

     8. The authorized capital stock of Texas Nevada Oil & Gas Co. is 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

     9. The effective date of this certificate and of the merger described herein shall be January 17, 2002.

     IN WITNESS WHEREOF, Houston American Energy Corp., has caused this certificate to be signed by John F. Terwilliger, its authorized officer, on January 17, 2002.

                                       HOUSTON AMERICAN ENERGY CORP.



                                       By   /s/ John F. Terwilliger
                                         ---------------------------------------
                                            John F. Terwilliger, President